EXHIBIT 99.1

395 de Maisonneuve Blvd. West Montreal, QC H3A 1L6

TICKER SYMBOL	MEDIA AND INVESTOR RELATIONS
(NYSE: UFS) (TSX: UFS)	Pascal Bossé Vice-President Corporate Communications and Investor Relations Tel.: 5514-848-5938

DOMTAR ANNOUNCES THE ACQUISITION OF ATTENDS HEALTHCARE, INC.

(All financial information is in U.S. dollars, unless otherwise noted.)

•	Purchase price of $315 million including debt assumption
•	The acquired business has a high organic growth potential
•	Closing of the transaction is expected during the third quarter of 2011

Montreal, August 15, 2011 – Domtar Corporation (NYSE: UFS) (TSX: UFS) today announced the signing of a definitive agreement for the acquisition of privately-held Attends Healthcare, Inc. (“Attends”), manufacturer and supplier of incontinence products, from KPS Capital Partners, L.P. for $315 million. The closing of the transaction is expected during the third quarter 2011, subject to customary closing conditions.

“This is a good transaction that allows us to take measured steps into the consumer products market in a product area where high single-digit global growth is expected,” said John D. Williams, President and Chief Executive Officer of Domtar. “We believe there is the potential to double Attends’ earnings within five years and we are committed to unleashing the great organic growth potential. With this acquisition, we will consume internally some of our high quality Lighthouse™ fluff pulp produced in our nearby Plymouth, North Carolina mill. Domtar will continue to look for innovative ways to build growing businesses based on sustainable wood fiber.”

Attends produces a complete line of incontinence care products and washcloths marketed primarily under the Attends® brand name. The company has a wide product offering encompassing over 170 SKUs and it serves a diversified customer base in multiple channels throughout the United States and Canada. The company operates a 775,000 square foot facility with nine production lines and a state-of-the-art distribution center in Greenville, North Carolina. Attends has approximately 330 employees, annual sales of approximately $200 million, and an estimated run-rate EBITDA of $39 million.

Michael Fagan, currently President and Chief Executive Officer of Attends Healthcare, Inc., will continue in his functions. Commenting on the transaction, Mr. Fagan said, “I am delighted to join Domtar and to take the business to the next level of success. With strong commitment and support, the new ownership structure will allow us to realize the full potential of Attends.”

1/2

The acquired business will be presented as a new reportable segment in Domtar’s financial statements filed to the Securities and Exchange Commission starting in the quarter following the closing of the transaction. Domtar will use cash on hand to pay for the acquisition and intends to redeem most of Attends’ outstanding debt upon closing of the transaction.

Please refer to the attached fact sheet for further information.

About Domtar

Domtar Corporation (NYSE/TSX:UFS) is the largest integrated manufacturer and marketer of uncoated freesheet paper in North America and the second largest in the world based on production capacity, and is also a manufacturer of papergrade, fluff and specialty pulp. The Company designs, manufactures, markets and distributes a wide range of business, commercial printing and publishing as well as converting and specialty papers including recognized brands such as Cougar®, Lynx® Opaque Ultra, Husky® Opaque Offset, First Choice® and Domtar EarthChoice® Office Paper, part of a family of environmentally and socially responsible papers. Domtar owns and operates ArivaTM, an extensive network of strategically located paper distribution facilities. The Company employs approximately 8,500 people. To learn more, visit www.domtar.com.

Forward-Looking Statements

All statements in this news release that are not based on historical fact are “forward-looking statements.” While management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of our control that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not necessarily limited to, those set forth under the captions “Forward-Looking Statements” and “Risk Factors” of the latest Form 10-K filed with the SEC as periodically updated by subsequently filed Form 10-Q’s. Unless specifically required by law, we assume no obligation to update or revise these forward-looking statements to reflect new events or circumstances.

-(30)-

2/2

Growing in a growing market

Domtar

DOMTAR´S ACQUISITION OF ATTENDS HEALTHCARE, INC.

TRANSACTION OVERVIEW

- Sales of approximately $200 million
- Estimated run-rate EBITDA of $39 million
- Purchase price of $315 million including debt assumption
- Accretive to earnings
- Closing expected during Q3 2011

STRATEGIC COMBINATION

ATTENDS

- Manufacturer and supplier of high quality and innovative incontinence products
- Well capitalized, state-of-the-art manufacturing facility + distribution center
- Proven and trusted brands associated with quality
- Unique position in 4 distinct channels
- Favorable industry dynamics

DOMTAR

- Excellent strategic fit
- Sales growth and margin expansion opportunities
- Ability to leverage our high quality Lighthouse℠ fluff pulp
- Platform for further growth
- Accretive to earnings

North Carolina
South Carolina
Domtar pulp mill
Plymouth, North Carolina
Attends® production facility
Greenville, North Carolina

ATTENDS
OVERVIEW

SALES GROWTH

NET SALES (In millions of U.S. dollars)

2007 – 2011 CAGR: 8%
140
153
158
172
194
2007
2008
2009
2010
2011[1]

[1] Fiscal year-end June 30, 2011.

ABOUT ATTENDS

Attends
Briefs
63 SKU's
Prot. Underwear
44 SKU's
Underpads
43 SKU's
Pads & Pants
22 SKU's
Washcloths
5 SKU's

SALES BY CHANNEL

LONG TERM CARE
HOME CARE
ACUTE CARE
RETAIL
CANADA & INTERNATIONAL

Forward-Looking Statements

All statements in this fact sheet that are not based on historical fact including those relating to the growth of Attends and its impact on earnings, are "forward-looking statements." While management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties and other factors, many of which are outside of our control, that could cause actual results to materially differ from such statements. Such risks, uncertainties and other factors include, but are not necessarily limited to whether product demand grows as expected, competitive responses by other manufacturers and those set forth under the captions "Forward-Looking Statements" and "Risk Factors" of the latest Form 10-K filed with the SEC as periodically updated by subsequently filed Form 10-Q's. Unless specifically required by law, we disclaim any obligation to update or revise these forward-looking statements to reflect new events or circumstances.

To find out more about Domtar, its people, its products and operations, go to: www.domtar.com

Media Relations
communications@domtar.com
Investor Relations
ir@domtar.com